Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-281912) of Borealis Foods Inc. of our report dated June 1, 2026 on the consolidated financial statements of Borealis Foods Inc. as of December 31, 2025 and for the year then ended, which report is included herein in the Annual Report on Form 10-K of Borealis Foods Inc. for the year ended December 31, 2025.

/s/ Carr, Riggs and Ingram, LLC

West Palm Beach, FL

June 1, 2026